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ITEM 7(c)                                    EXHIBIT 23




              CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration
Statements on Form S-3 (No. 33-58229, No. 33-62052, No. 33-
36558, No. 33-30795, No. 33-23754,  No. 33-15671, No. 33-
53378 and No. 33-55694) and in the Registration Statements on Form S-8 (No. 33-58998, No. 33-24537, No. 2-61635,
No. 2-78374 and No. 33-21902) of Rhone-Poulenc Rorer Inc. (formerly Rorer Group Inc.) of our report dated 8 December 1995 relating to the consolidated financial statements of Fisons plc, which appears in the Current Report on Form 8-K/A of Rhone-Poulenc Rorer Inc. dated 20 October 1995.






/s/ Price Waterhouse

PRICE WATERHOUSE                            5 January 1996
Chartered Accountants

London, England